Exhibit 99.1

PRESS RELEASE

Imperva Announces Transition of Its Chairman of the Board

Allan Tessler Assumes Chairmanship; Anthony Bettencourt Steps Down from the Board

REDWOOD SHORES, Calif. — February 21, 2018 — Imperva, Inc. (NASDAQ:IMPV), a cybersecurity leader that delivers best-in-class solutions to protect data and applications on-premises, in the cloud, and across hybrid environments, announced the appointment of Allan Tessler as its new Chairman of the Board, as Anthony Bettencourt steps down from the board.

“We are fortunate to have Allan assume the role of Chairman of our board of directors, given his current involvement with the board and the company, and extensive experience serving in this capacity at various other companies. His insights and leadership will be instrumental as we execute on our strategy to drive profitable growth,” said Chris Hylen, Imperva’s President and Chief Executive Officer said. “I thank Anthony for his contributions to the company and wish him all the very best in his future endeavors.”

Mr. Tessler has served as a member of Imperva’s board of directors since February 2015 and as the lead independent director since October 2015. Mr. Tessler has been Chairman of the Board and Chief Executive Officer of International Financial Group, Inc., since 1987, and is Chairman and Chief Executive Officer of Teton Financial Services, a financial services company. He previously served as Chairman of the Board of Epoch Investment Partners, Inc., J Net Enterprises, Data Broadcasting Corporation (now known as Interactive Data Corporation), Enhance Financial Services Group, Inc., and Great Dane Holdings. Mr. Tessler also serves on the boards of directors of TD Ameritrade Holding Corporation, L Brands, Inc. where he is lead independent director and Steel Partners Holdings L.P. He is a member of the board of governors of the Boys & Girls Clubs of America. Mr. Tessler holds a B.A. from Cornell University and an L.L.B. from Cornell University Law School.

“I am honored to step into the role of Chairman of the Board, and to work with the management team to take the company to the next level,” said Mr. Tessler.

Commenting on his departure, Mr. Bettencourt said, “I leave Imperva with confidence in its future. The company is in good hands with Chris as CEO, its strong management team, and board leadership. It has been an honor to serve Imperva.”

About Imperva

Imperva® is a leading cybersecurity company that delivers best-in-class solutions to protect data and applications – wherever they reside – on-premises, in the cloud, and across hybrid environments. The company’s Incapsula, SecureSphere, and CounterBreach product lines help organizations protect websites, applications, APIs, and databases from cyberattacks while ensuring compliance. Imperva innovates using data, analytics, and insights from our experts and our community to deliver simple, effective and enduring solutions that protect our customers from cybercriminals. Learn more at www.imperva.com, our blog, or Twitter.

Forward Looking Statements

This press release contains forward-looking statements, including without limitation those regarding the company’s expectations regarding execution of its profitable growth strategy and anticipated contributions of executive and board leadership. These forward-looking statements are subject to material risks and uncertainties that may cause actual results to differ substantially from expectations. Investors should consider important risk factors, which include: demand for the company’s cyber security solutions may not increase or may decrease, including as a result of global macroeconomic conditions and other economic conditions that may reduce enterprise software or security spending generally or customer perceptions about the necessity or reliability of solutions such as ours; the company may not timely introduce new products or services or versions of its products or services and such products or services may not be accepted by the market or may have defects, errors, outages or failures; competitors may be perceived by customers to offer greater value or to be better positioned to help handle cyber security threats and protect their businesses from major risk; existing customers may focus their additional cyber security spending on other technologies or addressing other risks; the company’s growth may be lower than anticipated; the markets that the company addresses may not grow as anticipated; the company may not be able to achieve the anticipated operational efficiencies and other benefits of the restructuring initiative; and other risks detailed under the caption “Risk Factors” in the company’s Form 10-Q filed with the Securities and Exchange Commission, or the SEC, on November 9, 2017 and the company’s other SEC filings. You can obtain copies of the company’s SEC filings on the SEC’s website at www.sec.gov.

© 2018 Imperva, Inc. All rights reserved. Imperva, the Imperva logo, CounterBreach, Incapsula, SecureSphere, ThreatRadar, and Camouflage along with its design are trademarks of Imperva, Inc. and its subsidiaries.

Investor Relations

Seth Potter, 646-277-1230

IR@imperva.com

Seth.Potter@icrinc.com